FOR IMMEDIATE RELEASE

Media Contact:                                            Investor Contact:
Lowell Weiner                                             Thomas Cavanagh
American Home Products                                    American Home Products
(973) 660-5013                                            (973) 660-5706


         AMERICAN HOME PRODUCTS CORPORATION ANNOUNCES THE COMPLETION OF THE SALE OF ITS CYANAMID AGRICULTURAL PRODUCTS BUSINESS TO BASF

     Madison, N.J., June 30, 2000 -- American Home Products Corporation (NYSE:
AHP) announced today that it has completed the previously announced sale of its Cyanamid Agricultural Products business to BASF Aktiengesellschaft except in certain countries where regulatory clearances are pending. Under the agreement, AHP received $3.8 billion in cash from BASF and certain debt was also assumed by BASF. Morgan Stanley Dean Witter acted as AHP's financial advisor.

    American Home Products Corporation is one of the world's largest research-based pharmaceutical and health care products companies. It is a leader in the discovery, development,

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manufacturing and marketing of prescription drugs and over-the-counter medications. It is also a global leader in vaccines, biotechnology and animal health care.

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